UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 4, 2014 (March 31, 2014)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada 89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On March 31, 2014, we entered into a consulting agreement (the “Panke Agreement”) with Erik Panke to advise our board of directors (“Board”) on financial matters relating to our company. The responsibilities of Mr. Panke under the Panke Agreement include (i) overseeing the financial records of our company; (ii) overseeing our internal controls and procedures; (iii) coordinating with our external auditors; and, (iv) over seeing our financial reporting. Under the terms of the Panke Agreement, Mr. Panke will receive (i) options to acquire 100,000 shares of our common stock at an exercise price of $0.25 per share, (ii) a monthly consulting fee of US$2,000 per month, and (iii) 400,000 restricted shares of our common stock to will be issued to him on February 1, 2015, provided he is furnishing services to us on said date. The Agreement continues on a month-to-month basis until terminated by either party. The Panke Agreement also contains confidentiality and indemnification provisions customary for agreements of this type.

On March 31, 2014, we entered into a consulting agreement (the “Gross Agreement”) with Michael Gross pursuant to which he agreed to act as our chief operating officer and oversee our day-to-day operations. Under the terms of the Gross Agreement, Mr. Gross will receive (i) 400,000 restricted shares of our common stock, (ii) a monthly consulting fee of $5,000.00 per month for up to ten days work (payable in shares of our company as provided in the Agreement), and (iii) participation in our stock option plan on an annual basis with an initial 100,000 options to be issued to him with an exercise price of $0.25 per share. The Gross Agreement has a term of one year and will automatically renew for an additional one-year term unless terminated by either party with one month's advance notice. We may immediately terminate the Gross Agreement upon breach of the agreement by Mr. Gross. The Gross Agreement also contains confidentiality, non-competition, mediation and indemnification provisions customary for agreements of this type.

On March 31, 2014, we entered into a consulting agreement (the “Genovius Agreement”) with Genovius LLC to advise our Board on, among other things (i) business strategies, (ii) corporate communications strategies, (iii) financing strategies, (iv) identification of potential projects for acquisition and (v) assessments of projects identified for acquisition. Under the terms of the Genovius Agreement, Genovius will receive: (i) options to acquire up to 2,000,000 shares of the Company's common stock at an exercise price of $0.10 per share exercisable for a period of five years; (ii) an allotment of shares for each property acquisition identified by Genovius and completed by us, or sale of a property where the purchaser is identified by Genovius. The total amount of shares will be based on the value of the acquisition or sale in the following amounts: (A) up to $300,000, 10.0% of the value, (B) between $300,000 and $1,000,000, 7.5% of the value, (C) over $1,000,000, 5.0% of the value (all values are divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale); (iii) a monthly consulting fee of $15,000 per month for up to 15 days work; and, (iv) participation in our stock option plan on an annual basis with an initial 200,000 options to issued to Genovius with an exercise price of $0.25 per share. The Genovius Agreement has a term ending on January 31, 2015 unless terminated by either party with one month's advance notice. The term of the agreement may be extended upon mutual agreement of the parties. The Genovius Agreement also contains confidentiality, non-competition and indemnification provisions customary for agreements of this type.

On April 3, 2014, we appointed Michael Gross as our chief operating officer (“COO”). In connection with the appointment of Mr. Gross as our COO, we entered into an indemnity agreement with him pursuant to which we agreed to indemnify each of him against certain expenses and liabilities actually and reasonably incurred by him or on his behalf in connection with any claims that may arise as a result of actions undertaken by him while serving as an one of our officers.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The securities to be issued as set forth in Item 1.01 above will be issued pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

    On April 3, 2014, we appointed Michael Gross as our Chief Operating Officer under a consulting agreement as described in Item 1.01 above. On March 31, 2014, we entered into a consulting agreement (the “Gross Agreement”) with Michael Gross pursuant to which he agreed to act as our chief operating officer and oversee our day-to-day operations. Under the terms of the Gross Agreement, Mr. Gross will receive (i) 400,000 restricted shares of our common stock, (ii) a monthly consulting fee of $5,000.00 per month for up to ten days work (payable in shares of our company as provided in the Agreement), and (iii) participation in our stock option plan on an annual basis with an initial 100,000 options to be issued to him with an exercise price of $0.25 per share. The Gross Agreement has a term of one year and will automatically renew for an additional one-year term unless terminated by either party with one month's advance notice. We may immediately terminate the Gross Agreement upon breach of the agreement by Mr. Gross. The Gross Agreement also contains confidentiality, non-competition, mediation and indemnification provisions customary for agreements of this type.

Michael P. Gross M.S., P.Geol. is a senior mining and exploration professional with over 40 years of experience in exploration, mine operations, mine management, exploration, corporate management, due diligence, green field start-ups, turnarounds, team building, financing and acquisitions. Since 2009, Mr. Gross has served as a Mining and Management Consultant to mining firms throughout North America. At United Silver Corporation, he served as Chief Operating Officer designing a new mine plan and supervising completion of a Preliminary Economic Analysis with positive economics. At Northern Gold Mining Inc., he served as Vice President Exploration leading the development of over a million ounces of gold in the measured and indicated categories plus approximately 800,000 ounces of gold in the inferred category. As Chief Consultant to United Mine Services, he developed a mine plan that was used as the basis for an IPO. Since 2006, Mr. Gross has served as VP Exploration for Freegold Ventures Limited where his responsibilities have included designing and implementing exploration programs that resulted in the discovery of high-grade and bulk-tonnage gold mineralization. Since 2009, Mr. Gross has continued to serve as an insider and Administrator of Freegold. From 2005 to 2006, he was VP Exploration for Nayarit Gold where he re-vitalized the company’s grass roots gold exploration activities on a 10,000 hectare concession in Mexico and identified a new gold/silver target. From 2001 to 2005, he was Chief Operating Officer of Regis Resources where he led a development–stage, private company through the completion of permitting, construction, development and start-up of Canada’s only vermiculite mine located near Buckhorn, Ontario. From 1996 to 2000, he was VP Operations for Exall Resources Limited where he managed all operational aspects of a junior exploration company during its transition from a gold exploration company into a gold producer. Earlier in his career, Mr. Gross worked for Atlas Corporation as Chief Operating Officer and Senior Vice President. He served as VP Operations for Royal Oak Mines and starting as a mine geologist, worked his way from first line supervisor to Mine Manager to Manager Metal Mining Division for Hecla Mining Company. Mr. Gross is a Registered Professional Geologist in the State of Idaho and the Province of Ontario, Canada, and is a Registered Member of SME. He is the recipient of numerous professional recognitions including: the Idaho Mining Association 1982 Award for “Outstanding Service to Idaho’s Mining Industry In Wildlife Conservation Policy and Legislation”. Mr. Gross holds a Master of Science in Economic Geology degree from the University of Arizona and a Bachelor of Science in Geology degree from the University of Wisconsin, Madison, and served in the Military in the USN Submarine Service.

Other than as described herein, there are no related party transactions between our company and Mr. Gross, nor are there any family relationships between our directors or officers and Mr. Gross.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of April 2014.

SILVER STEAM MINING CORP.

BY:	DONALD BOSSERT
Donald Bossert, Chief Financial Officer